Summary of Board of Directors Compensation (as of November 9, 2012)    Exhibit 10.3

Compensation Element	Annual Amount
Cash Compensation
Annual Board Member Retainer	$18,000

Board Chair Retainer (Additional)	$12,000
Committee Chair Retainers
Audit	$6,000
Compensation	$6,000
Nominating and Corporate Governance Committee (if also serving as Chairman of the Board, receives member fee instead)	$4,000
Strategy & Acquisition Committee	--(1)
Committee Member Retainers
Audit	$4,000
Compensation	$2,000
Nominating and Corporate Governance Committee	$1,000
Strategy & Acquisition Committee	$1,000	(1)
Equity Compensation
Initial Equity Grant	No change(2)
Annual Equity Grant	No change(3)

(1)	Michael Kelly waived Chair and member compensation for
service on the Strategy & Acquisition Committee at the time
of his appointment.

(2)	50% vests at first annual meeting of stockholders following
appointment and 50% vests at second annual meeting of stockholders following appointment.

(3)	100% vests at next annual meeting of stockholders.